UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

SITE Centers Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway
Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 1, 2024 (the “Spin Off Date”), SITE Centers Corp. (the “Company” or “SITE Centers”) completed the previously announced spin off (the “Spin Off”) of Curbline Properties Corp. (“Curbline”), pursuant to which SITE Centers contributed a portfolio of convenience retail properties to Curbline, as well as transferred to Curbline certain other assets, liabilities and obligations (the “Separation”), and effected a pro rata special distribution (the “Distribution”) of shares of common stock of Curbline (“Common Stock”) to SITE Centers common shareholders of record as of September 23, 2024, the record date for the Distribution (the “Record Date”). On the Spin Off Date, each holder of SITE Centers common shares as of the Record Date received two shares of Common Stock for every one SITE Centers common share held.

In connection with the Spin Off, on the Spin Off Date, the Company entered into each of the Separation and Distribution Agreement, the Shared Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement (as such terms are defined below).

The descriptions included below of the Separation and Distribution Agreement, the Shared Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Curbline is now an independent public company listed on the New York Stock Exchange (the “NYSE”) under the symbol “CURB.”

Separation and Distribution Agreement

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement by and among SITE Centers, Curbline Properties LP (the “Operating Partnership”) and Curbline (the “Separation and Distribution Agreement”) provides for the principal transactions necessary to consummate the Separation, including the allocation among Curbline, the Operating Partnership and SITE Centers of SITE Centers’ assets, liabilities and obligations attributable to periods both prior to and following the Separation. In particular, the Separation and Distribution Agreement provides, among other things, that certain assets relating to Curbline’s business will be transferred to the Operating Partnership or the applicable Curbline subsidiary, including equity interests of certain SITE Centers subsidiaries that hold assets and liabilities related to Curbline, interests in real property, certain tangible personal property, cash and cash equivalents held in Curbline accounts (including the transfer to Curbline of unrestricted cash of $800 million upon consummation of the Separation) and other assets primarily used or held primarily for use in Curbline’s business. The Separation and Distribution Agreement also provides that certain liabilities relating to Curbline’s business will be transferred to the Operating Partnership or the applicable Curbline subsidiary, including liabilities relating to or arising out of the operation of Curbline’s business after the effective time of the Distribution and liabilities expressly allocated to Curbline or one of its subsidiaries by the Separation and Distribution Agreement or certain other agreements entered into in connection with the Separation.

The Distribution. The Separation and Distribution Agreement governs the rights and obligations among Curbline, the Operating Partnership and SITE Centers regarding the Distribution both prior to and following the completion of the Separation. On the Spin Off Date, pursuant to the Separation and Distribution Agreement, SITE Centers distributed to its common shareholders that held SITE Centers common shares as of the Record Date all of the issued and outstanding shares of Common Stock on a pro rata basis. No holders of preferred shares or other interests of SITE Centers were entitled to receive any form of compensation in connection with the Distribution and instead continue to hold their preferred shares or other interests of SITE Centers.

Release of Claims. Curbline and SITE Centers each agreed to release the other and its affiliates, successors, and assigns, and all persons that prior to the Distribution have been the other’s shareholders, directors, officers, agents, and employees, and their respective heirs, executors, administrators, successors, and assigns, from claims against any of them that arise out of or relate to the other party’s liabilities, actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Distribution. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.

Expenses. The Separation and Distribution Agreement provides that all fees, costs and expenses, including all accounting, legal, financial advisory, NYSE or third-party fees, incurred prior to or on the Spin Off Date in connection with the Separation, the Distribution and the consummation of the transactions contemplated thereby, including with respect to applicable agreements and disclosure documents, were borne by SITE Centers, and except as expressly set forth in the Separation and Distribution Agreement or the Shared Services Agreement, all fees, costs and expenses, including all accounting, legal, financial advisory, NYSE or third-party fees, incurred after the Spin Off Date shall be borne by the party or its applicable affiliate incurring such fees, costs or expenses.

Additionally, the Separation and Distribution Agreement contains provisions relating to certain redevelopment projects expected to be completed after the Spin Off Date at properties that are owned by Curbline after the Distribution. As of June 30, 2024, such redevelopment projects were estimated to cost $34.4 million to complete, and the Separation and Distribution Agreement provides that SITE Centers will bear all costs and expenses in connection with such redevelopment projects both before and after the Spin Off Date. In addition, the Separation and Distribution Agreement provides that SITE Centers and Curbline will enter into a lease agreement that provides that SITE Centers will lease a portion of the Collection at Midtown Miami for a term of one year, beginning on April 1, 2025 and ending on March 31, 2026. Pursuant to the lease, SITE Centers will pay Curbline an aggregate of approximately $0.9 million for rent and a contribution to real estate taxes.

Indemnification. Curbline and SITE Centers each agreed to indemnify the other and each of the other’s past, present and future directors, officers, employees and agents against certain liabilities, including, among others, liabilities incurred in connection with matters related to the operation of the respective businesses of Curbline and SITE Centers, matters related to the Spin Off and matters related to a breach of the Separation and Distribution Agreement.

The Separation and Distribution Agreement also contains provisions relating to, among other matters, insurance, dispute resolution, termination and a purchase option related to SITE Centers’ captive insurance subsidiary.

Shared Services Agreement

Services Provided by the Operating Partnership. The Shared Services Agreement by and among SITE Centers, Curbline and the Operating Partnership (the “Shared Services Agreement”) provides that the Operating Partnership or its affiliates will provide SITE Centers (i) leadership and management services that are of a nature customarily performed by leadership and management overseeing the business and operation of a real estate investment trust (“REIT”) similarly situated to SITE Centers, including supervising various business functions of SITE Centers necessary for the day-to-day management operations of SITE Centers and its affiliates and (ii) transaction services that are of a nature customarily performed by a dedicated transactions team within an organization similarly situated to SITE Centers, including the provision of personnel at both the leadership and operational levels necessary to ensure effective and efficient preparation, negotiation, execution and implementation of real estate transactions, as well as overseeing post-transaction activities and alignment with SITE Centers’ strategic objectives. Furthermore, the Shared Services Agreement provides that the Board of Directors of SITE Centers (the “Board”) will delegate certain associated authority to the Operating Partnership. Curbline is expected to provide the Company with a Chief Executive Officer and Chief Investment Officer, but the Company is expected to provide its own Chief Financial Officer, Chief Accounting Officer and General Counsel.

Services Provided by SITE Centers. SITE Centers will provide to the Operating Partnership and its affiliates the services of its employees and the use or benefit of SITE Centers’ assets, offices and other resources as may be necessary or useful to establish and operate various business functions of the Operating Partnership and its affiliates in a manner as would be established and operated for a REIT similarly situated to Curbline. The Operating Partnership will have the authority to supervise the employees of SITE Centers and its affiliates and direct and control the day-to-day activities of such employees while such employees are providing services to the Operating Partnership or its affiliates under the Shared Services Agreement. The Shared Services Agreement does not restrict or prohibit the Operating Partnership from soliciting, employing or attempting to employ any current or former employees of SITE Centers during or after its term.

Corporate Office Space. SITE Centers granted the Operating Partnership and its affiliates a license to access and use any and all space (non-exclusively, in common with the other SITE Centers occupants thereof) at the office owned by SITE Centers in Beachwood, Ohio and the offices leased by SITE Centers in New York, New York and Boca Raton,

Florida until the earlier of the three-year anniversary of the Shared Services Agreement or the termination of the Shared Services Agreement in certain circumstances. SITE Centers will also provide the Operating Partnership (or its affiliate designee) an option to enter into a lease agreement for office space at SITE Centers’ corporate headquarters location in Beachwood, Ohio for an initial five-year term with the right to extend the lease for up to four successive terms of five years each.

Fees for Services. The Operating Partnership will pay SITE Centers a fee in the aggregate amount of 2.0% of Curbline’s Gross Revenue (as defined in the Shared Services Agreement) during the term of the Shared Services Agreement to be paid in monthly installments each month in arrears no later than the tenth calendar day of each month based upon Curbline’s Gross Revenue for the prior month. There will be no separate fee paid by SITE Centers in connection with the provision of services by the Operating Partnership or its affiliates under the Shared Services Agreement.

Expenses. SITE Centers will reimburse or pay for expenses incurred by the Operating Partnership and its affiliates in the provision of services to SITE Centers. Unless otherwise agreed, the Operating Partnership will have no obligation to reimburse SITE Centers for any expenses incurred by SITE Centers in providing services to the Operating Partnership. To the extent that expenses incurred by SITE Centers or the Operating Partnership are not reasonably capable of being identified with, or attributed to, either party’s performance or receipt of services under the Shared Services Agreement, unless otherwise agreed, such expenses will be exclusively borne by SITE Centers.

Term and Termination. Each of SITE Centers and the Operating Partnership may terminate all services provided under the Shared Services Agreement by the other party, without cause, upon at least 30 and 90 days’ notice, respectively. Furthermore, subject to certain notice requirements, (i) the Operating Partnership may terminate all services in connection with certain material breaches by SITE Centers as well as certain changes in Board composition, (ii) SITE Centers and the Operating Partnership may terminate the Shared Services Agreement in the event of certain changes of control of SITE Centers or Curbline or other changes to the composition of the Board of Directors of Curbline or the Board, as applicable, (iii) SITE Centers may terminate the Shared Services Agreement for convenience upon its second anniversary and (iv) each of SITE Centers and the Operating Partnership may terminate the Shared Services Agreement in the event of certain material breaches by the other party. Unless terminated earlier, the term of the Shared Services Agreement will expire on October 1, 2027.

The Shared Services Agreement also provides for certain fees payable by SITE Centers in the event of certain terminations or exits. In the event the services or the Shared Services Agreement are terminated on account of a change of control of SITE Centers, a change in the composition of the Board or a material breach of the Shared Services Agreement by SITE Centers, SITE Centers will be obligated to pay a termination fee to the Operating Partnership equal to $2.5 million multiplied by the number of whole or partial fiscal quarters remaining in the Shared Services Agreement’s original three-year term. In the event SITE Centers terminates the Shared Services Agreement for convenience upon its second anniversary, SITE Centers will be obligated to pay a termination fee to the Operating Partnership equal to $12 million on the date of such termination.

Indemnification. The Operating Partnership and SITE Centers each agreed to indemnify the other and each of the other’s affiliates, directors, officers, employees and agents against certain liabilities incurred in connection with the Shared Services Agreement.

The Shared Services Agreement also contains provisions relating to, among other matters, reimbursements, unpaid fees and expenses, retention of employment liability, dispute resolution and access and use of information technology systems.

Tax Matters Agreement

The Tax Matters Agreement by and among SITE Centers, Curbline and the Operating Partnership (the “Tax Matters Agreement”) governs the respective rights, responsibilities and obligations of SITE Centers, Curbline and the Operating Partnership after the Distribution with respect to various tax matters. Pursuant to the Tax Matters Agreement, (i) SITE Centers (a) represented that commencing with its taxable year ending in December 31, 1993 through its taxable year ending on December 31, 2023, SITE Centers was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986 (the “Code”) and

(b) covenanted to qualify as a REIT under the Code for its taxable year ending December 31, 2024 (unless SITE Centers obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the Internal Revenue Service to the effect that SITE Centers’ failure to maintain its REIT status will not cause Curbline to fail to qualify as a REIT) and (ii) Curbline covenanted to (a) be organized and operated so that it will qualify as a REIT for its initial taxable year ending on December 31, 2024 and (b) elect to be taxed as a REIT commencing with its initial taxable year ending on December 31, 2024. The Tax Matters Agreement also provides for the allocation between Curbline and SITE Centers of SITE Centers’ tax-related assets, liabilities and obligations attributable to periods prior to the separation of Curbline from SITE Centers.

Employee Matters Agreement

The Employee Matters Agreement by and among SITE Centers, Curbline and the Operating Partnership (the “Employee Matters Agreement”) governs the respective rights, responsibilities, and obligations of Curbline, the Operating Partnership and SITE Centers after the Separation with respect to transitioning employees, equity plans and retirement plans, health and welfare benefits, and other employment, compensation, and benefit-related matters. The Employee Matters Agreement generally provides that Curbline and SITE Centers each has responsibility for the employment and compensation of its own employees and for the costs associated with providing its employees health and welfare benefits and retirement and other compensation plans. For a period of time following the Separation and Distribution, the employees and former employees of Curbline and SITE Centers will generally continue to participate in the same benefit plans pursuant to the Employee Matters Agreement and the governing plan-related documents.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Spin Off, Conor M. Fennerty, Executive Vice President, Chief Financial Officer and Treasurer of SITE Centers, and Christina M. Yarian, Senior Vice President and Chief Accounting Officer of SITE Centers, resigned from the Company, effective as of September 30, 2024. Mr. Fennerty and Ms. Yarian have indicated to the Company that their resignations are not the result of any dispute or disagreement with the Company’s accounting principles or practices or financial statements and disclosures.

On the Spin Off Date, the Board appointed Gerald R. Morgan as Executive Vice President, Chief Financial Officer and Treasurer of SITE Centers and Jeffrey A. Scott as Senior Vice President and Chief Accounting Officer of SITE Centers, each effective as of the Spin Off Date.

Mr. Morgan, age 61, most recently served as Chief Financial Officer at Four Corners Property Trust, Inc., a REIT that owns, acquires, and leases restaurant and retail properties, since 2015. Mr. Morgan holds a bachelor’s degree in Mechanical Engineering and a Master of Business Administration degree from Stanford University.

Mr. Morgan entered into a Consulting Agreement with SITE Centers (the “Consulting Agreement”), under which he provided consulting services to SITE Centers from September 16, 2024 until the Spin Off Date, on which date Mr. Morgan became an employee of SITE Centers. Mr. Morgan received consulting fees at a rate of $41,666 per month for these consulting services. The Consulting Agreement terminated upon Mr. Morgan’s commencement of employment with SITE Centers, as further described below.

Mr. Morgan also entered into an Employment Agreement with SITE Centers (the “Employment Agreement”) that took effect on the Spin Off Date, when Mr. Morgan commenced employment with SITE Centers. Under the Employment Agreement, Mr. Morgan will be employed as SITE Centers’ Executive Vice President, Chief Financial Officer and Treasurer, and will receive a base salary at a rate of $500,000 per year. Mr. Morgan will be eligible under the Employment Agreement to receive an annual cash incentive of up to $300,000 each year based on actual performance, as evaluated by SITE Centers. Mr. Morgan will also be eligible under the Employment Agreement to participate in the SITE Centers retirement and other benefit plans that are generally available to senior executives and for which he is eligible, pursuant to such plans’ terms.

Under the Employment Agreement, Mr. Morgan will be subject to customary confidentiality and mutual non-disparagement requirements. Mr. Morgan’s Employment Agreement also includes customary indemnification provisions and provides for the reimbursement of certain legal fees and expenses, including fees and expenses incurred in relation to enforcement of the Employment Agreement, plus provisions applying SITE Centers’ clawback policies in effect from time to time to the Employment Agreement. In general, if Mr. Morgan’s employment with SITE Centers is terminated by SITE Centers without cause, by Mr. Morgan for good reason, or due to death or disability (either before or after a change of control of SITE Centers), then SITE Centers will provide Mr. Morgan with accrued benefits, a pro-rated annual incentive for the year of termination based on actual performance (or target performance, in the event of death or disability), cash severance in an amount equal to $600,000, and a lump sum in cash equal to 18 months of certain company-provided health and welfare benefits. Certain termination benefits are subject to Mr. Morgan’s execution of a customary release of claims in favor of SITE Centers.

Mr. Scott, age 61, joined the Company in December 2007 and most recently served as the Company’s Senior Vice President of Property Reporting since March 2017. Mr. Scott holds a bachelor’s degree in Accounting from Cleveland State University.

The Company has also entered into an indemnification agreement with each of Messrs. Morgan and Scott in substantially the same form as the indemnification agreement for directors and officers that was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2017.

Treatment of Outstanding SITE Centers Equity Awards

Pursuant to the Employee Matters Agreement, SITE Centers equity-based compensation awards outstanding immediately prior to the Separation will generally be treated as follows, subject to changes as may be necessary or desirable under applicable tax or other law:

•

SITE Centers time-based restricted share units (“RSUs”) held immediately prior to the Separation by SITE Centers employees who continue to be employed by SITE Centers immediately after the Separation will remain SITE Centers RSUs that will continue to be payable in SITE Centers common shares, and will continue to be subject to substantially the same terms and conditions after the Separation as the terms and conditions that applied to such awards prior to the Separation, except the number of SITE Centers common shares underlying each such RSU award will be adjusted as provided for in the Employee Matters Agreement so that the award generally retains, immediately after the Separation, substantially the same intrinsic value that it had immediately prior to the Separation (rounding down to the nearest whole number of RSUs).

•

SITE Centers time-based RSUs held immediately prior to the Separation by awardees who are employed by Curbline immediately after the Separation (including David R. Lukes, Conor M. Fennerty, John M. Cattonar, Lesley H. Solomon and Christina M. Yarian) will continue to be subject to substantially the same terms and conditions after the Separation as the terms and conditions that applied to such awards prior to the Separation, except:

•

the awards will be adjusted into Curbline time-based RSU awards payable in Common Stock pursuant to the terms of the Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (the “2024 Curbline Equity Plan”);

•

the number of shares of Common Stock underlying each such RSU award will be adjusted as provided for in the Employee Matters Agreement so that the award generally retains, immediately after the Separation, substantially the same intrinsic value that it had immediately prior to the Separation (rounding down to the nearest whole number of RSUs) and

•

with respect to any continuous employment requirement associated with such Curbline RSU awards, such requirement will be satisfied after the Separation by the Curbline employee based on continuous employment with Curbline.

•

SITE Centers performance-based RSUs (“PRSUs”) held immediately prior to the Separation by SITE Centers employees who continue to be employed by SITE Centers immediately after the Separation will be adjusted into SITE Centers time-based RSUs payable in SITE Centers common shares and subject to substantially the same terms and conditions after the Separation as the terms and conditions that applied to such PRSUs prior to the Separation, except:

•

the number of PRSUs earned under each PRSU award will be determined by evaluating performance under the PRSU award as of the Spin Off Date and will equal the greater of (1) the number of PRSUs earned based on actual performance through the Spin Off Date and (2) 150% of the target number of PRSUs;

•

such number of PRSUs determined to be earned as of the Spin Off Date will be converted into SITE Centers time-based RSUs, subject to the same continued employment requirements as the PRSUs, with any unearned PRSUs forfeited and

•

the number of such SITE Centers RSUs will be adjusted as provided for in the Employee Matters Agreement so that each such adjusted SITE Centers RSU award generally retains, immediately after the Separation, substantially the same intrinsic value that the number of PRSUs determined to have been earned as of the Spin Off Date had immediately prior to the Separation (rounding down to the nearest whole number of RSUs and thereafter earning current dividend equivalent payments in cash).

•

SITE Centers PRSUs held immediately prior to the Separation by awardees who are employed by Curbline immediately after the Separation will be adjusted into Curbline time-based RSUs payable in Common Stock pursuant to the terms of the 2024 Curbline Equity Plan and subject to substantially the same terms and conditions after the Separation as the terms and conditions that applied to such PRSUs prior to the Separation, except:

•

the number of PRSUs earned under each PRSU award will be determined by evaluating performance under the PRSU award as of the Spin Off Date and will equal the greater of (1) the number of PRSUs earned based on actual performance through the Spin Off Date and (2) 150% of the target number of PRSUs;

•

such number of PRSUs determined to be earned as of the Spin Off Date will be converted into Curbline time-based RSUs, subject to the same continued employment requirements as the PRSUs, with any unearned PRSUs forfeited (provided that, with respect to such continuous employment requirement associated with such Curbline RSU awards, such requirement will be satisfied after the separation by the Curbline employee based on continuous employment with Curbline) and

•

the number of such Curbline RSUs will be adjusted as provided for in the Employee Matters Agreement so that each such adjusted Curbline RSU award generally retains, immediately after the Separation, substantially the same intrinsic value that the number of PRSUs determined to have been earned as of the Spin Off Date had immediately prior to the Separation (rounding down to the nearest whole number of RSUs and thereafter earning current dividend equivalent payments in cash).

•

Outstanding options to purchase SITE Centers common shares (whether held immediately after the Separation by a SITE Centers employee or a Curbline employee) will be retained by the awardee and continue to be payable in SITE Centers common shares, and will continue to be subject to substantially the same terms and conditions after the Separation as the terms and conditions that applied to such awards prior to the Separation, except:

•

the number of shares subject to, and per-share exercise price for, each SITE Centers stock option award will be adjusted as provided for in the Employee Matters Agreement so that the award generally retains, immediately after the Separation, substantially the same intrinsic value that it had immediately prior to the Separation (subject to specific rounding conventions described in the Employee Matters Agreement) and

•

with respect to any continuous employment requirement associated with such retained SITE Centers stock option award held immediately after the Separation by awardees who are employed by Curbline, such requirement will be satisfied after the separation by the Curbline employee based on continuous employment with Curbline.

•

With respect to SITE Centers share units held under SITE Centers’ directors’ deferred compensation plan, the number of such SITE Centers share units will be increased to reflect substantially the value of the Distribution of Common Stock in the Separation, but holders of such share units will not receive any of such shares of Common Stock specifically as a result of the Separation.

Item 7.01	Regulation FD Disclosure.

On the Spin Off Date, the Company issued a press release announcing the completion of the Spin Off. A copy of the Company’s press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of the Company as of June 30, 2024 and the unaudited pro forma consolidated statements of income of the Company for the six months ended June 30, 2024 and for the years ended December 31, 2023, 2022 and 2021 giving pro forma effect to the Spin Off are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

(d) Exhibits

Exhibit Number	Description

2.1†	Separation and Distribution Agreement, dated as of October 1, 2024, by and among SITE Centers Corp., Curbline Properties Corp., and Curbline Properties LP

10.1†	Shared Services Agreement, dated as of October 1, 2024, by and among SITE Centers Corp., Curbline Properties Corp., and Curbline Properties LP

10.2	Tax Matters Agreement, dated as of October 1, 2024, by and among SITE Centers Corp., Curbline Properties Corp., and Curbline Properties LP

10.3†	Employee Matters Agreement, dated as of October 1, 2024, by and among SITE Centers Corp., Curbline Properties Corp., and Curbline Properties LP

99.1	Press Release, dated as of October 1, 2024

99.2	Unaudited Pro Forma Consolidated Financial Statements of SITE Centers Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SITE Centers Corp.

Date: October 2, 2024	By:	/s/ Aaron Kitlowski
	Name:	Aaron Kitlowski
	Title:	Executive Vice President, General Counsel and Secretary